Exhibit 3.5(i)

[STAMP]

ARTICLES OF ORGANIZATION

OF

UNIFI Equipment Leasing, LLC

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is UNIFI Equipment Leasing, LLC.

2.	The latest date on which this limited liability company is to dissolve is October 31, 2026.

3.	The name and address of each organizer executing these Articles of Organization are:

Name:	Address:
Charles F. McCoy	Frazier, Frazier & Mahler, L.L.P.
Post Office Drawer 1559
Greensboro, NC 27402

Ben Sirmons	Frazier, Frazier & Mahler, L.L.P.
Post Office Drawer 1559
Greensboro, NC 27402

4.	The address of the initial registered office of the limited liability company in the State of North Carolina is 102 North Elm Street, Suite 206, Southeastern Building, Greensboro, Guilford County, North Carolina 27401; and the name of the initial registered agent is Charles F. McCoy.

5.	The Limited Liability Company is a Member-managed Limited Liability Company and all the members by virtue of their status as members shall be Managers of this Limited Liability Company.

6.

To the fullest extent permitted by the North Carolina Limited Liability Company Act as it exists or may hereafter be amended, no person who is serving or who has served as a Member-Manager of the limited liability company shall be personally liable to the limited liability company or any of its members for monetary damages for breach of duty as a Member-Manager, and the limited liability company shall indemnify the Member-Managers and make advances for expenses to them with respect to matters capable of indemnification under the Act. The company shall indemnify its employees and other agents provided that such indemnification in any given situation is approved by a majority in interest of the Members. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Organization inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

These articles will become effective upon filing.

This is the 23rd day of June, 1997

/s/ Charles F. McCoy
Charles F. McCoy
Organizer

/s/ Ben Sirmons
Ben Sirmons
Organizer

SOSID: 0430407
Date Filed: 7/27/2004 2:54:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200420900560

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: UNIFI EQUIPMENT LEASING. LLC

2.	The text of each amendment adopted is as follows (attach additional pages if necessary):

The Articles of Organization of the limited liability company are hereby amended to change the name of the limited liability company to UNIFI KINSTON, LLC, and in relation thereto Article 1 of the Articles of Organization is hereby deleted in its entirety and a new Article 1 is hereby inserted to henceforth read as follows:

“1. The name of the limited liability company is UNIFI KINSTON, LLC.”

3.	(Check either a or b, whichever is applicable)

a. ☐ The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

b. ☒ The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 14th day of July, 2004.

UNIFI EQUIPMENT LEASING, LLC
Name of Limited Liability Company

/s/ Charles F. McCoy
Signature
Charles F. McCoy
Vice President of Unifi, Inc., Member-Manager

Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

(Revised January 2000)		(Form L-17)
CORPORATIONS DIVISION	P. O. BOX 29622	RALEIGH, NC 27626-0622